SAMSON OIL & GAS LIMITED

ABN 25 009 069 005

INTERIM FINANCIAL REPORT

31 December 2011

SAMSON OIL & GAS LIMITED

Table of Contents

Corporate Information	1

Directors’ Report	2

Consolidated Statement of Comprehensive Income	4

Consolidated Balance Sheet	5

Consolidated Cash Flow Statement	6

Consolidated Statement of Changes in Equity	7

Notes to the Half-Year Financial Statements	8

Directors’ Declaration	17

Auditor’s Independence Declaration	18

Independent Auditor’s Review Report	19

SAMSON OIL & GAS LIMITED

Corporate Information

Directors	Bankers
V. Rudenno (Chairman)	Bank of New Zealand Australia
T. Barr (Managing Director)	Perth, WA, 6000
D.Craig (appointed 12 July 2011)
K. Skipper	Macquarie Bank Limited
No. 1, Martin Place
Sydney, NSW, 2000

Secretary	Bank of the West
D.I. Rakich	1000 North Summit Boulevard
Frisco, CO, 80443

Registered Office & Business Address	Solicitors
Level 36, Exchange Plaza	Squire Sanders
2 The Esplanade	152-158 St Georges Terrace
Perth, WA, 6000	Perth, WA, 6000
Telephone: +61 8 9220 9830
Facsimile: +61 8 9220 9820

OPERATIONS OFFICE – DENVER	Auditors
1726 Cole Boulevard, Suite 210	PwC
Lakewood, CO, 80401	QV1
Telephone: +1 303 295 0344	250 St Georges Terrace
Facsimile: +1 303 295 1961	Perth, WA, 6000

SHARE REGISTRY	Stock Exchange
Security Transfer Registrars Pty Ltd	Australian Stock Exchange Limited
770 Canning Highway	Code: SSN
Applecross, WA, 6153
Telephone: +61 8 9315 2333	NYSE Amex US
Facsimile: +61 8 9315 2233	Code: SSN

Australian Company Number	Australian Business Number
009 069 005	25 009 069 005

All amounts are in United States Dollars (US$), unless otherwise indicated.

SAMSON OIL & GAS LIMITED

Directors’ Report

Your directors submit their report for the half-year ended 31 December 2011.

Directors

The names of the company’s directors in office during the half-year and until the date of this report are as follows. Directors were in office for this entire period unless otherwise stated.

Mr Terence Maxwell Barr – Managing Director

Dr Victor Rudenno - Chairman

Mr Keith Skipper

Dr DeAnn Craig – appointed 10 July 2011

Principal Activities

The principal continuing activities during the half-year of entities within the Consolidated Entity were oil and gas exploration, development and production in the United States of America.

Review and Results of Operations

Gross profit for the half year was $2,318,095 compared to $1,092,351 for the half year ended 31 December 2010. The consolidated entity’s net loss after tax for the half-year was $5,414,271 compared with a net profit of $49,235,643 for the half-year ended 31 December 2010.

Corporate

Commenced filing as a U.S. Domestic Issuer

On 1 July 2011, Samson commenced filing as a US domestic issuer. As the Company’s primary listing remains the ASX, the Company is still considered to be a domestic company in Australia as well. As a result, the Consolidated Entity is required to report in the US using US Generally Accepted Accounting Principles (“US GAAP”) and in Australia using Australian Accounting Standards. During the half year ended 31 December 2011, the Consolidated Entity filed its first Annual Report on Form 10-K in the United States for the year ended 30 June 2011 and its first Quarterly Report on Form 10-Q for the quarter ended 30 September 2011. Contemporaneously with this report, the Consolidated Entity will also file its 31 December 2011 Quarterly Report on Form 10-Q in the United States.

Oil and Gas Evaluation and Production

Roosevelt Project, Roosevelt County, Montana

In July 2011, the Consolidated Entity completed the initial acquisition of 20,000 acres of leasehold in Roosevelt County, Montana for approximately $3.5 million. During the rest of the period the Consolidated Entity has continued to acquire leasehold acreage in the area. As of 31 December 2011, the Consolidated Entity has approximately 22,643 acres in its Roosevelt Project area and costs capitalized in relation to this project of $10.8 million. Costs capitalized include leasehold acreage costs, permitting and location costs and drilling expenses.

In December 2011, the Consolidated Entity drilled its first appraisal well in the project area, Australia II 12KA 6. This well was successfully drilled to a total measured depth of 14,972 feet. The horizontal lateral remained “in zone” for the entire lateral length and returned excellent oil and gas shows. The rock samples were largely consistent, exhibiting a lithology associated with the vertical cored interval that was the porous and permeable middle Bakken zone.

This well is currently awaiting fracture stimulation which is expected to occur in February 2012.

SAMSON OIL & GAS LIMITED

Directors’ Report

In January 2012 the Consolidated Entity commenced drilling its second appraisal well, Gretel II 12KA 3. This well is currently being drilled and is expected to completed by February 2012. It will be fracture stimulated following Australia II.

Hawk Springs Project, Goshen County, Wyoming

Defender US33 #2-29

In September 2011, the Consolidated Entity completed drilling its first Niobrara appraisal well in Goshen County, Wyoming, the Defender US33 #2-29H. This well was fracture stimulated in November 2011. A pump was placed on this well in December 2011 in order to pump off the fluid pumped into the well during the fracture stimulation. The pump did not perform adequately and a new pump was put in place in January 2012. This well is currently producing between 400-500 barrels of fluid per day with a 30% oil cut.

Spirit of America US34 #1-29

During the half year period ended 31 December 2011, the Consolidated Entity drilled and completed the Spirit of America US34 #1-29. Numerous operational difficulties were incurred during the drilling of this well and it ultimately failed to reach its targets. A small fracture stimulation of the Cretaceous Muddy Formation, which calculated to be productive for hydrocarbons was undertaken, however only trace amounts of gas have been recovered. It appears that the Muddy Formation has low permeability. Fracture fluids are still being recovered from this well; however it appears that this well is unlikely to produce hydrocarbons in economic quantities. $4.5 million of costs associated with drilling this well have been expensed.

North Stockyard Project, Williams County, North Dakota

Everett #1-15H

The Consolidated Entity’s sixth well in its North Stockyard project in North Dakota was drilled in May 2011 and underwent fracture stimulation in December 2011 and January 2012. During the first 24 hour period of production, the well produced 1,373 barrels of oil equivalent.

Exploration and evaluation assets written off

The Consolidated Entity has recognized $4.7 million in exploration expense for the half year ended 31 December 2011. $4.5 million of this relates to drilling costs associated with the Spirit of America well which failed to reach its target.

Auditor’s Independence Declaration

The independence declaration received from the auditor of Samson Oil & Gas Limited is set out on page 18 and forms part of this Directors’ Report for the half-year ended 31 December 2011.

Signed in accordance with a resolution of the directors.

T. M. Barr

Director

Denver, Colorado

9 February 2012

SAMSON OIL & GAS LIMITED
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the half year ended 31 December 2011

	NOTE	CONSOLIDATED
		Half year ended 31 December
		2011	2010
		US$	US$
Revenue from continuing operations

Sale of oil and gas	3(a)	4,423,626	2,632,912
Finance revenue	3(a)	199,237	138,841
Total revenue		4,622,863	2,771,753

Cost of sales	3 (a)	(2,304,768)	(1,679,402)
Gross profit		2,318,095	1,092,351
Other income	3(a)	21,136	73,338,869

Depreciation expense		(34,120)	(19,372)
Employee benefits expense		(2,267,531)	(2,590,494)
Finance costs	3 (c)	(18,465)	(568,997)
Exploration expense		(4,740,828)	(980,741)
General and administration expenses	3 (b)	(1,574,121)	(1,462,115)
(Loss)/profit before income tax		(6,295,834)	68,809,501
Income tax benefit/(expense)	4	881,563	(20,969,765)
(Loss)/profit after income tax		(5,414,271)	47,839,736
Gain from discontinued operations	10	-	1,395,907
Net (loss)/profit for the year attributable to owners of Samson Oil & Gas Limited		(5,414,271)	49,235,643

Other comprehensive (expense)/income
Net foreign currency translation differences		(350,005)	924,452

Total comprehensive (expense)/income for the period attributable to equity holders of the parent		(5,764,276)	50,160,095

Basic (loss)/earnings per share (cents) from continuing operations attributable to ordinary equity holds of the Company Earnings/(loss) per share from continuing operations
Basic (loss)/earnings per share (cents)		(0.31)	2.84
Diluted (loss)/earnings per share (cents)		(0.31)	2.48

Basic (loss)/earnings per share for profit attributable to the ordinary equity holders of the company
Basic (loss)/earnings per share (cents)		(0.31)	2.93
Diluted (loss)/earnings per share (cents)		(0.31)	2.56

The above Consolidated Statement of Comprehensive Income should be read in conjunction with the accompanying notes.

SAMSON OIL & GAS LIMITED
CONSOLIDATED BALANCE SHEET
As at 31 December 2011

	NOTE	CONSOLIDATED
		31 Dec 2011	30 Jun 2011
		US$	US$
Current assets
Cash and cash equivalents		42,404,819	58,448,477
Trade and other receivables		2,971,886	1,696,697
Pipe inventory		142,967	489,526
Tax receivable		2,619,626	2,579,626
Derivative financial instruments		-	22,268
Prepayments		1,059,845	592,805
Total Current assets		49,199,143	63,829,399

Non-current assets
Restricted cash		168,348	172,504
Trade and other receivables		32,318	34,175
Property, plant and equipment		2,584,775	2,592,178
Exploration and evaluation assets	5	15,108,022	3,347,738
Oil and gas properties		10,783,449	10,518,663
Tax receivable		881,563	-
Total Non-current assets		29,558,475	16,665,258
Total assets		78,757,618	80,494,657

Current liabilities
Trade and other payables		6,413,161	3,406,377
Total Current liabilities		6,413,161	3,406,377

Non-current liabilities
Borrowings		13,125	29,770
Provisions		549,995	526,218
Total Non-current liabilities		563,120	555,988
Total liabilities		6,976,281	3,962,365
Net assets		71,781,337	76,532,292

Equity
Contributed equity	9	77,223,024	76,925,795
Accumulated losses		(12,933,761)	(7,519,490)
Reserves		7,492,074	7,125,987
Total equity		71,781,337	76,532,292

The above Consolidated Balance Sheet should be read in conjunction with the accompanying notes.

SAMSON OIL & GAS LIMITED

CONSOLIDATED CASH FLOW STATEMENT
for the half-year ended 31 December 2011

	CONSOLIDATED
	Half year ended 31 December
	2011	2010
	US$	US$
Cash flows from operating activities
Receipts from customers and debtors	4,486,797	3,506,466
Cash received from commodity derivative financial instrument	38,508	121,203
Payments to suppliers and employees	(4,200,663)	(3,811,717)
Interest received	196,890	137,778
Income tax paid	-	(4,680,000)
Interest paid	-	(505,713)
Net cash flows from/(used in) operating activities	521,532	(5,231,983)

Cash flows from investing activities
Cash received from sale of investments	-	49,040
Cash paid for acquisition of office equipment	(51,495)	-
Prepaid cash for oil and gas development	(467,041)	(1,638,028)
Cash paid for oil and gas properties and development	(1,462,544)	(2,387,988)
Cash received from sale of exploration acreage	-	75,598,201
Payments for exploration and evaluation	(14,518,508)	(4,882,266)
Net cash flows (used in)/from investing activities	(16,499,588)	66,738,959

Cash flows from financing activities
Repayment of borrowings	-	(1,200,000)
Proceeds from issue of share capital	-	2,915,022
Proceeds from exercise of options	297,229	-
Payments for costs associated with capital raising	-	(244,282)
Net cash flows from financing activities	297,229	1,470,740

Net (decrease)/increase in cash and cash equivalents held	(15,695,274)	62,977,716
Effects of foreign exchange on cash balances	(362,831)	935,996
Cash and cash equivalents at beginning of period	58,448,477	5,885,735
Cash and cash equivalents at end of period	42,404,819	69,799,447

The above Consolidated Cash Flow Statement should be read in conjunction with the accompanying notes.

SAMSON OIL & GAS LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
for the half-year ended 31 December 2011

CONSOLIDATED	Contributed Equity	Accumulated Losses	Foreign Currency Translation Reserve	Options Reserve	Equity Reserves	Total
	US$	US$	US$	US$	US$	US$
At 1 July 2010	75,714,264	(54,844,675)	2,924,429	2,419,430	(1,097,780)	25,115,668
Profit for the period	-	49,235,643	-	-	-	49,235,643
Other comprehensive income	-	-	924,452	-	-	924,452
Total comprehensive income for the period	-	49,235,643	924,452	-	-	50,160,095
Share based payments	150,617	-	-	1,146,990	-	1,297,607
Issue of share capital	42,322	-	-	-	-	42,322
Share issue costs	(35,510)	-	-	-	-	(35,510)
At 31 December 2010	75,871,693	(5,609,032)	3,848,881	3,566,420	(1,097,780)	76,580,182

At 1 July 2011	76,925,795	(7,519,490)	4,187,574	4,036,193	(1,097,780)	76,532,292
Loss for the period	-	(5,414,271)	-	-	-	(5,414,271)
Other comprehensive expense	-	-	(350,005)	-	-	(350,005)
Total comprehensive expense for the period	-	(5,414,271)	(350,005)	-	-	(5,764,276)
Share based payments	-	-	-	716,092	-	716,092
Issue of share capital	297,229	-	-	-	-	297,229
At 31 December 2011	77,223,024	(12,933,761)	3,837,569	4,752,285	(1,097,780)	71,781,337

The above Consolidated Statement of Changes in Equity should be read in conjunction with the accompanying notes.

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements
31 December 2011

1.	Corporate Information

The condensed consolidated interim financial report of Samson Oil & Gas Limited (“the Company”) and its controlled entities together, the “Consolidated Entity” for the half-year ended 31 December 2011 was authorised for issue in accordance with a resolution of the directors on 9 February 2012.

Samson Oil & Gas Limited is a company incorporated in Australia and limited by shares, which are publicly traded on the Australian Stock Exchange (ASX code “SSN”).

On 7 January, 2008, the Company commenced trading of its American Depositary Shares (“ADS’s) on the NYSE Amex following the merger of NYSE Euronext and American Stock Exchange LLC. Each ADR represents 20 ordinary Samson shares.

2.	BASIS OF PREPARATION OF HALF-YEAR REPORT

The half-year consolidated financial report is a general-purpose financial report, which has been prepared in accordance with the requirements of the Corporations Act 2001 and AASB 134 Interim Financial Reporting.

The half-year financial report does not include all notes of the type normally included within the annual financial report and therefore cannot be expected to provide as full an understanding of the financial performance, financial position and financing and investing activities of the Consolidated Entity as the full financial report. Accordingly, this report is to be read in conjunction with the annual report for the year ended 30 June 2011 and any public announcements by Samson Oil & Gas Limited during the interim reporting period in accordance with the continuous disclosure requirements of the Corporations Act 2001.

The half-year financial report has been prepared on a historical cost basis, except for financial assets held at fair value through profit and loss and oil and gas derivatives, which are measured at fair value.

The accounting policies adopted are consistent with those of the previous financial reporting year and corresponding interim reporting period.

The financial report is presented in United States Dollars (US$).

For the purpose of preparing the half-year financial report, the half-year has been treated as a discrete reporting period.

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements
31 December 2011

3.          REVENUE, INCOME AND EXPENSES

	CONSOLIDATED
	2011	2010
Revenue, income and expenses from operations	US$	US$
(a) Revenue
Sale of oil and gas
Oil sales	3,842,442	2,106,086
Gas sales	573,263	526,826
Other	7,921	-
	4,423,626	2,632,912

Finance revenue	199,237	138,841

Total Revenue	4,622,863	2,771,753
Cost of sales
Lease operating expenses	1,082,292	916,688
Depletion of oil and gas properties	1,222,476	767,714
	2,304,768	1,684,402

Other Income
Other	4,896	1,051
Net gain on sale of exploration acreage	-	73,199,689
Gain on fixed forward swaps	16,240	105,839
Movement in fair value of financial assets at fair value through profit and loss	-	5,494
Movement in fair value of derivatives	-	26,796
	21,136	73,338,869

	CONSOLIDATED
	2011	2010
	US$	US$
(b) Expenses
Consultants fees	254,702	497,513
Lease payments	105,304	72,487
Travel and accommodation	165,847	172,249
Insurance	124,856	89,150
Assurance and Advisory	386,079	143,315
Investor Relations	30,366	66,397
Legal fees	245,583	205,244
Filing and listing fees	15,148	15,062
Other	246,236	200,698
Total	1,574,121	1,462,115

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements 31 December 2011

	CONSOLIDATED
	2011	2010
	US$	US$
(c) Finance Costs
Accretion of asset retirement obligation	18,465	7,513
Amortised borrowing costs	-	55,772
Interest expense	-	505,712
	18,465	568,997

4.         income tax

	CONSOLIDATED
	2011	2010
	US$	US$
Profit/(Loss) before income tax from continuing operations	(6,295,834)	62,294,197
At the Australian statutory income tax rate of 30% (2010: 30%)	1,888,750	(18,688,259)
Expenditure not allowable for income tax purposes	(217,556)	389,282
Income not assessable for income tax purposes	-	(8,039)
Effect of US tax rate differential	262,576	(3,230,727)
Deferred tax assets not brought to account as realisation is not regarded as probable	(1,052,207)	-
Deferred tax assets not previously brought to account	-	8,479,189
Income tax benefit/(expense) reported in the statement of comprehensive income	881,563	(13,058,554)

Continuing operations	881,563	(20,969,765)
Discontinued operations	-	7,911,211
	881,563	(13,058,554)

The Consolidated Entity has estimated tax losses carried forward arising in Australia of $5,882,447 (As of 30 June 2011: $5,567,121). The benefit of these losses of $1,764,734 (as of 30 June 2011: $1,670,136) will only be obtained in future years if:

i. the Consolidated Entity derives future assessable income of a nature and an amount sufficient to enable the benefit from the deduction for the losses to be realised; and

ii. the Consolidated Entity has complied and continues to comply with the conditions for deductibility imposed by law; and

iii. no changes in tax legislation adversely affect the Consolidated Entity in realising the benefit from deduction for the losses.

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements
31 December 2011

The Consolidated Entity has estimated available Federal net operating tax losses in the United States of approximately $11,728,353 (As of 30 June 2011: $9,209,603). The utilisation of approximately $9,209,603 (As of 30 June 2011: $9,209,603) is limited to an estimated $403,194 (As of 30 June 2011: $403,194) per year as a result of a change in ownership of the one of the subsidiaries which occurred in January 2005. If not utilised, the tax net operating losses will expire during the period from 2019 to 2025. Of the $9,209,603, net operating losses subject to limitation as a result of the ownership change, $3,967,177 will never be utilised and will expire by June2025.

This current year US operating loss of $2,518,750 reflected in the above balance is not subject to limitation and will be carried back to offset tax paid in the 30 June 2011 year end. This will generate a current year benefit and income tax receivable for the tax expected to be refunded from the carry back claim.

In addition to the abovementioned Federal carried forward losses in the United States, the Consolidated Entity also has approximately $19,836,869 (As of 30 June 2011: $19,720,456) of State carried forward tax losses, with expiry dates between June 2011 and June 2032. A deferred income tax asset in relation to these losses has not been recognised as realization of the benefit is not regarded as probable.

The deferred tax benefit the Consolidated Entity will ultimately realise is dependent both upon the loss recoupment legislation in the United States and taxable income at the time recoupment. The Consolidated Entity does not meet the definition of a group for the purposes of applying tax consolidation.

5.	Exploration and evaluation assets

	CONSOLIDATED
	Dec 2011	Jun 2011
	US$	US$

Balance at beginning of period	3,347,738	-
Costs capitalized during the period	16,333,312	3,347,738
Costs expensed during the period	(4,573,028)	-
Balance at the end of the period	15,108,022	3,347,738

The exploration and evaluation expense capitalized relates to expenditure incurred in relation to the Consolidated Entity’s two main exploration projects – Hawk Springs Project in Goshen County, Wyoming and Roosevelt Project in Roosevelt County, Montana. Costs capitalized include acquisitions costs for 3D seismic shoot, leasehold acquisition costs, well location permitting and building and drilling expenses for exploratory wells.

During the year the Consolidated Entity drilled the Spirit of America US34 #1-29 in the Consolidated Entity’s Hawk Springs project. Numerous operational difficulties were encountered and the well ultimately failed to reach its intended target depth. The costs associated with drilling this well amounting to $4.5 million, were expensed through the statement of comprehensive income in the current period and have been included in exploration expense.

The recoverability of the carrying value of deferred exploration and evaluation expenditure is dependent on the successful exploitation, or alternatively sale, of the respective areas of interest.

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements
31 December 2011

6.	DIVIDENDS PAID AND PROPOSED

No dividends have been paid or declared by the Company during the half-year or to the date of this report (2010: Nil).

7.	segment INFORMATION

Business Segments

Operating segments are reported in a manner that is consistent with the internal reporting provided to the chief operating decision maker. The chief operating decision maker has been identified as the Board of Directors.

The group operates in one business segment being oil and gas exploration, development and production.

The following table presents revenue and loss information regarding geographic segments for the half-year periods ended 31 December 2011 and 31 December 2010 as presented to the Board of Directors.

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements
31 December 2011

	United States of America
	Continuing Operations		Discontinued Operations		Unallocated		Consolidated
	2011	2010	2011	2010	2011	2010	2011	2010
	US$	US$	US$	US$	US$	US$	US$	US$
Segment revenue from external customers	4,253,535	2,716,923	-	751,565	170,091	54,830	4,423,626	3,523,318

Segment result before amortisation and impairment	(4,003,750)	71,534,739	-	414,599	(1,035,488)	(1,715,035)	(5,039,238)	70,234,303
Impairment of assets held for sale	-	-	-	(6,678,939)	-	-	-	(6,678,939)
Depreciation and amortisation	(1,256,596)	(1,010,202)	-	(250,964)	-	-	(1,256,596)	(1,261,166)
Segment result	(5,260,346)	70,524,537	-	(6,515,304)	(1,035,488)	(1,715,035)	(6,295,834)	62,294,198

Segment Assets	72,662,955	78,944,974	-	6,300,000	6,094,663	5,614,628	78,757,618	90,859,602

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements
31 December 2011

8.	CONTINGENCIES

There are no unrecorded contingent assets or liabilities in place for the Consolidated Entity at balance date (2010: $Nil).

9.	contributed equity

Issued and paid up capital

	CONSOLIDATED
	Dec 2011	Jun 2011
	US$	US$

Ordinary fully paid shares	77,223,024	76,925,795

	Six months ending
	31 December 2011		31 December 2010
Movements in contributed equity for the year	No. of shares	$	No. of shares	$

Opening balance	1,731,978,789	76,925,795	1,440,429,587	75,714,264
Capital Raising (i)	-	-	214,414,880	-
Shares issued upon exercise of options (ii)	18,572,391	297,229	3,183,676	42,322
Share based payment (iii)	-	-	6,580,021	150,617
Transaction costs incurred	-	-	-	(35,510)
Shares on issue at balance date	1,750,551,180	77,223,024	1,664,608,164	75,871,693

Shares to be issued upon exercise of options	-	-	15,460	-
Shares to be issued as part of Kestrel acquisition (iv)	65,000	-	65,000	-
Closing Balance	1,750,616,180	77,223,024	1,664,688,624	75,871,693

(i)	In June 2010 the company completed a share purchase plan. All share applications were received prior to 30 June 2010 though some funds were not received into the Consolidated Entity’s bank account until post 30 June 2010. The shares were issued on 9 July 2010.

The Company issued 205,189,880 ordinary shares at A$ 3.4 cents per share/US$ 0.027 cents per share to raise US$5,817,133. These funds were received prior to 30 June 2010 and the financial impact of the issue of these shares was included in the Financial Report for the year ended 30 June 2010.

In June 2010 the Company placed 9,225,000 ordinary shares at $ 3.4 cents per share/US $ 2.8 cents per share to raise US$261,528. The funds were received prior to year end however the shares were not issued until 9 July 2010.

(ii)	During the course of the period the Company issued 18,572,391 ordinary shares upon the exercise of 18,572,391 options. The exercise price of these options was A$ 1.5 cents per share/ US$ 1.6 cents per share (average price based on the exchange rate on the date of exercise) to raise US$297,229.

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements
31 December 2011

During the six months ended 31 December 2010 the Company issued 3,183,676 ordinary shares upon the exercise of 3,183,676 options. The exercise price of these options was A$ 1.5 cents per share/ US$ 1.34 cents per share (average price based on the exchange rate on the date of exercise) to raise US$42,322. Cash was received in relation to the exercise of 15,460 options prior to year end however these shares were not issued until January 2011.

(iii)	During the period ended 31 December 2010 in conjunction with the reduction in salaries accepted by all employees and directors of the Company, the Company issued 6,580,021 shares to employees and directors. These shares were valued at the volume weighted average share price across the ASX and NYSE Amex for the period being compensated for being 1 October 2009 to 30 April 2010, being US$ 2.28 cents per share.

(iv)	In prior years, shares were issued to Kestrel shareholders as part of the offer to non-US resident shareholders whereby they received five Samson shares for every one Kestrel share held. The Samson share price on the date the acceptance of the offer was received was deemed to be the fair value of the share. As at balance date acceptances had been received for 65,000 (2010:65,000) shares which have not yet been issued. These shares will be issued upon the presentation of Kestrel Share Certificates by the owner of the shares.

Share issue costs of $nil (2010:$35,310) were incurred.

Share options - all references to dollar values in this section are to Australian Dollars as the shares underlying the options are quoted in Australian Dollars.

Options issued to Directors

On 29 November 2011, 4,000,000 options were issued to a director. These options have an expiry date of 31 October 2015 and an exercise price of 15.5 cents per share. These options have been valued at 7.62 cents per option, using the Black-Scholes option pricing model, which takes into account the following variables:

Share price at grant date (cents)	10.00
Exercise price (cents)	15.50
Time to expiry (years)	4
Risk free rate (%)	6.00
Share price volatility (%)	124.61

The value of these options has been expensed in the current period.

At the end of the half-year there were 322,840,554 (June 2011: 322,911,075) unissued ordinary shares in respect of which options were outstanding. Option holders do not have any right by virtue of the option to participate in any share issue of the Company or any related body corporate.

SAMSON OIL & GAS LIMITED

Notes to the Half-Year Financial Statements
31 December 2011

10.	discontinued operations

In March 2011, the Consolidated Entity sold its interests in the Jonah and Look Out Wash Fields in Wyoming for $6,300,000. The Consolidated Entity’s interest in this field consisted of 21% working interest in 240 acres in the Jonah field, located in Sweetwater County, Wyoming and 17% working interest in approximately 20 wells in the Lookout Wash Field, Carbon County, Wyoming. These assets were written down the value of the sale at 31 December 2010. The value of assets sold was $6,300,000 following this impairment.

All assets were part of the United States of America geographical reporting segment.

	Consolidated Entity
	Half year ended 31 December
Revenue and Expenses from Discontinuing Operations	2011 $	2010 $
Revenue
Sale of oil and gas
Oil sales	-	67,831
Gas sales	-	590,031
Other	-	93,703
Total Revenue	-	751,565

Expenses
Cost of sales	-	(587,929)
Impairment expense	-	(6,678,940)

Net loss before income tax from discontinuing operations	-	(6,515,304)

Income tax benefit	-	7,911,211

Net gain after income tax from discontinuing operations	-	1,395,907

Basic earnings per share from discontinuing operations - cents	-	0.09
Diluted earnings per share from discontinuing operations - cents	-	0.08

11.	events after the balance sheet date

Since the end of the half-year, the directors are not aware of any other matters or circumstances not otherwise dealt with in the report or financial statements that have, or may significantly affect the operations, the results of the operations, or the state of affairs of the Company or the Group in the subsequent financial year.

SAMSON OIL & GAS LIMITED

Directors’ Declaration
31 December 2011

In the directors’ opinion:

(a)	the financial statements and notes set out on pages 4 to 16 are in accordance with the Corporations Act 2001, including:

(i)	complying with Accounting Standards, the Corporations Regulations 2001 and other mandatory professional reporting requirements; and

(ii)	giving a true and fair view of the consolidated entity’s financial position as at 31 December 2011 and of its performance for the half-year ended on that date;

(b)	there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable.

This declaration is made in accordance with a resolution of the directors.

T. M. Barr

Director

Denver, Colorado

9 February, 2012

SAMSON OIL & GAS LIMITED
AUDITOR'S INDEPENDENCE DECLARATION

Auditor's Independence Declaration

As lead auditor for the review of Samson Oil & Gas Limited for the half year ended 31 December 2011, I declare that to the best of my knowledge and belief, there have been:

a)	no contraventions of the auditor independence requirements of the Corporations Act 2001 in relation to the review; and

b)   no contraventions of any applicable code of professional conduct in relation to the review.

This declaration is in respect of Samson Oil & Gas Limited and the entity it controlled during the period.

Pierre Dreyer	Perth
Partner	9 February 2012
PricewaterhouseCoopers

PricewaterhouseCoopers, ABN 52 780 433 757

QV1, 250 St Georges Terrace, PERTH WA 6000, GPO BOX D198, PERTH WA 6840
T +61 8 9238 3000, F +61 8 9238 3999, www.pwc.com.au

Liability limited by a scheme approved under Professional Standards Legislation.

SAMSON OIL & GAS LIMITED
INDEPENDENT REVIEW REPORT

Independent auditor's review report to the members of Samson Oil & Gas Limited

Report on the Half-Year Financial Report

We have reviewed the accompanying half-year financial report of Samson Oil & Gas Limited, which comprises the balance sheet as at 31 December 2011, and the statement of comprehensive income, statement of changes in equity and cash flow statement for the half-year ended on that date, selected explanatory notes and the directors’ declaration for the Samson Oil & Gas Limited Group (the consolidated entity). The consolidated entity comprises both Samson Oil & Gas Limited (the company) and the entities it controlled during that half-year.

Directors' responsibility for the half-year financial statements

The directors of the company are responsible for the preparation of the half-year financial report that gives a true and fair view in accordance with Australian Accounting Standards (including the Australian Accounting Interpretations) and the Corporations Act 3001 and for such control as the directors determine is necessary to enable the preparation of the half-year financial report that is free from material misstatement whether due to fraud or error.

Auditor's responsibility

Our responsibility is to express a conclusion on the half-year financial report based on our review. We conducted our review in accordance with Auditing Standard on Review Engagements ASRE 2410 Review of an Interim Financial Report Performed by the Independent Auditor of the Entity, in order to state whether, on the basis of the procedures described, we have become aware of any matter that makes us believe that the financial report is not in accordance with the Corporations Act 2001 including: giving a true and fair view of the consolidated entity's financial position as at 31 December 2011 and its performance for the half-year ended on that date; and complying with Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001. As the auditor of Samson Oil and Gas Limited, ASRE 2410 requires that we comply with the ethical requirements relevant to the audit of the annual financial report.

A review of a half-year financial report consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures, A review is substantially less in scope than an audit conducted in accordance with Australian Auditing Standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Independence

In conducting our review, we have complied with the independence requirements of the Corporations Act 2001.

PricewaterhouseCoopers, ABN 52 780 433 757

QV1, 250 St Georges Terrace, PERTH WA 6000, GPO BOX D198, PERTH WA 6840
T: +61 8 9238 3000, F: +61 8 9238 3999, www.pwc.com.au

Liability limited by a scheme approved under Professional Standards Legislation.

SAMSON OIL & GAS LIMITED
INDEPENDENT REVIEW REPORT

Independent auditor's review report to the members of Samson Oil & Gas Limited (continued)

Conclusion

Based on our review, which is not an audit, we have not become aware of any matter that makes us believe that the half-year financial report of Samson Oil & Gas Limited is not in accordance with the Corporations Act 2001 including:

(a)	giving a true and fair view of the consolidated entity's financial position as at 31 December 2011 and of its performance for the half-year ended on that date; and

(b)	complying with Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001.

PricewaterhouseCoopers

Pierre Dreyer	Perth
Partner	9 February 2012

-20 -